EXHIBIT 23.1

CONSENT  OF  THE  INDEPENDENT  AUDITOR

As  the  independent  auditor  of ZZPartners, Inc., we hereby consent to the incorporation by reference in this Form 8-K Statement of our report, relating to the  audited  financial  statements and financial statement schedules of ZZPartners,  Inc.  as of  May 31, 2009 and 2008 and the related statements of operations, stockholders’ equity and cash flows for the year ended May 31, 2009 and the date of inception (April 24, 2008) through May 31, 2008.  Our audit report is dated January 12, 2010.

/s/ R. R. Hawkins and Associates International
February 17, 2010
Los Angeles, California